UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported) August 16, 2010

Alico, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-261
(Commission File Number)

59-0906081
(IRS Employer Identification No.)

Post Office Box 338
LaBelle, Florida
(Address of principal executive offices)

33975
(Zip Code)

(863) 675-2966
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alico Hires Business Development Executive

Effective August 16, 2010, the Company appointed Chris Ward to the position of Vice-President for Planning and Business Development.  His appointment was announced in a press release issued on August 16, 2010, which is attached hereto as Exhibit 99.1.  Mr. Ward will initially be responsible for the evaluation of current and future business opportunities.  Mr. Ward will receive a regular base salary of $200,000 annually and is eligible for an annual incentive bonus under the Company’s discretionary bonus plan up to 100% of his base salary.  Mr. Ward will additionally receive a refundable retention bonus in the amount of $45,000 upon the commencement of his employment, refundable to Alico if for any reason other than death or disability, he ceases to remain a full time employee of Alico or any of its subsidiaries prior to August 16, 2012.  Mr. Ward will be eligible to participate in the Company's health and benefits plan and profit sharing and 401(k) plan offered to all Alico full time employees subject to normal vesting requirements.  Mr. Ward is eligible for three weeks vacation annually.

Item 9.01. Financial Statements and Exhibits

(c)                      Exhibits.

Exhibit 99.1 Press release, dated August 16, 2010, announcing Alico Hires Business Development Executive

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALICO, INC.

By:      /s/ Patrick W. Murphy
           Patrick W. Murphy
           Senior Vice President and
           Chief Financial Officer

Dated: August 16, 2010

EXHIBIT INDEX

Exhibit No.                                           Exhibit
99.1	Press release, dated August 16, 2010, announcing Alico Hires Business Development Executive.